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                                    EXHIBIT 5
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                        Opinion of Baker & Hostetler LLP
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                                                                       Exhibit 5





                                  July 12, 2000





The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143

                 Re: The Progressive Retirement Security Program

Gentlemen:

           We have acted as counsel to The Progressive Corporation, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the offering of up to 1,000,000 Common Shares, $1.00 par value (the "Common Shares"), of the Company pursuant to The Progressive Retirement Security Program (the "Plan") and interests in the Plan to be offered and sold pursuant to the Plan. We have examined the Plan and such documents, records and matters of law as we deem necessary for purposes of this opinion and, based thereon, we are of the opinion that:

           1. The interests in the Plan, when offered to participants in the Plan in accordance with the terms of the Plan, will be legally issued; and

           2. The Common Shares of the Company which may be issued, transferred or sold by the Company to the Plan will be, when issued, transferred or sold in accordance with the terms of the Plan, duly authorized, legally issued, fully paid and nonassessable so long as the issuance or sale of any newly issued Common Shares, or the transfer or sale of any Common Shares held as treasury shares, is duly authorized by the Company's Board of Directors prior to any such issuance, transfer or sale.

           We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 and to the reference to our firm under the caption "Legal Matters" in the prospectus which is a part of such Registration Statement.

                                                 Very truly yours,



                                                 Baker & Hostetler LLP